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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in this Registration Statement of eSpeed, Inc. on Form S-3 relating to eSpeed, Inc. Long-Term Incentive Plan of our report dated March 24, 2000, appearing in the Annual Report on Form 10-K of eSpeed, Inc. for the period ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP


New York, New York
December 19, 2000